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                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan and 2000 Stock Option Plan of Seagate Software Information Management Group Holdings, Inc. of our report dated July 7, 2000, with respect to the consolidated and combined financial statements and schedule of Seagate Software Information Management Group Holdings, Inc. included in its Registration Statement on Form 10 (Amendment No.
3) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP

Vancouver, Canada
December 27, 2000